UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2016

National Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12629	36-4128138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2016, the Board of Directors of the Company approved an amendment (the “Goldwasser Amendment”) to Mark Goldwasser’s Employment Agreement, dated as of July 1, 2008, as amended (the “Goldwasser Agreement”). Pursuant to the Goldwasser Amendment, among other things, the term of the Goldwasser Agreement will end on June 30, 2016, following which the term of the Goldwasser Agreement may be extended for successive 30 day periods on the terms set forth therein. The Goldwasser Amendment does not alter any of the other material terms of the Goldwasser Agreement (including terms relating to the $400,000 severance). The foregoing summary of the Goldwasser Amendment is qualified in its entirety by reference to the full text of the Goldwasser Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Amendment to Employment Agreement, dated as of March 25, 2016, between National Holdings Corporation and Mark H. Goldwasser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation

Date: March 30, 2016	By:	/s/ Robert B. Fagenson
Name: Robert B. Fagenson Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of March 25, 2016, between National Holdings Corporation and Mark Goldwasser.